                       SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                  Securities and Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement         [ ]  CONFIDENTIAL, FOR USE
[X]  Definitive Proxy Statement               OF THE COMMISSION
[ ]  Definitive Additional Materials          ONLY (AS PERMITTED BY
[ ]  Soliciting Material Pursuant to          RULE 14a-6 (e)(2))
     Rule 14a-11(c) or Rule 14a-12

                       REALTY INCOME CORPORATION
            (Name of Registrant as Specified in its Charter)

                       Realty Income Corporation
              (Name of Person(s) Filing Proxy Statement,
                   if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11
     1) Title of each class of securities to which transaction applies: ___________________________________________________
     2)  Aggregate number of securities to which transaction applies:
         ____________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rune 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________________
         ____________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
         ____________________________________________________________
     5)  Total fee paid: ____________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         ____________________________________________________________
     2)  Form, Schedule or Registration Statement No.:
         ____________________________________________________________
     3)  Filing Party: ______________________________________________
     4)  Date Filed: ________________________________________________


(Realty Income Corporation Letterhead)








                            March 31, 1998





Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Realty Income Corporation to be held at 9:00 a.m., local time, on May 5, 1998 at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California.

     At the Annual Meeting, you will be asked to consider and vote upon the election of two directors to the Board of Directors of the Company.

     The election of the members of the Board of Directors of the Company are more fully described in the accompanying Proxy Statement. We urge you to review carefully the Proxy Statement.

     The Company's Board of Directors recommends a VOTE FOR the election of each nominee to the Board of Directors named in the accompanying Proxy Statement.

     YOUR VOTE IS IMPORTANT TO THE COMPANY, WHETHER YOU OWN FEW OR MANY SHARES! Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                 Sincerely,



                                 /s/THOMAS A. LEWIS
                                 ---------------------------
                                 Vice Chairman of the Board
                                 and Chief Executive Officer






                       REALTY INCOME CORPORATION
                         220 West Crest Street
                   Escondido, California  92025-1707

                         -------------------

                NOTICE OF ANNUAL MEETING TO BE HELD ON
                              May 5, 1998

                         -------------------



To the Stockholders of
Realty Income Corporation:

     Notice is Hereby Given that the Annual Meeting of Stockholders (the "Annual Meeting") of Realty Income Corporation, a Maryland corporation (the "Company" or "Realty Income"), will be held at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California, 92025 at 9:00 a.m., local time, on May 5, 1998, to consider and act upon:

          1. The election of members of the Board of Directors of the Company; and

          2. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The election of directors is more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

     During the course of the Annual Meeting, management will report on the current activities of Realty Income and comment on its future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and present their comments.

     The Board of Directors has fixed the close of business on March 16, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for inspection at the offices of the Company at 220 West Crest Street, Escondido, California, at least ten days prior to the Annual Meeting.

     If you plan to be present, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the Annual Meeting, please execute, date and return promptly the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration.

                                 Sincerely,


                                 /s/ MICHAEL R. PFEIFFER
                                 ------------------------------
March 31, 1998                   Senior Vice President, General
                                 Counsel and Secretary

                        YOUR VOTE IS IMPORTANT
      TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED
           PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE

                       REALTY INCOME CORPORATION
                         220 West Crest Street
                   Escondido, California  92025-1707

                            PROXY STATEMENT
                                  for
                    ANNUAL MEETING OF STOCKHOLDERS
                              May 5, 1998


     This Proxy Statement is furnished to the stockholders of Realty Income Corporation, a Maryland corporation ("Realty Income" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 1998, at 9:00 a.m., local time, at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will first be sent to the Company's stockholders is on or about March 31, 1998.

     At the Annual Meeting, holders of record of shares of Realty Income Common Stock will consider and vote upon (i) the election of members of the Board of Directors of the Company and (ii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR each person nominated to be elected to the Board of Directors. See "Proposal to Elect Directors."

     On March 16, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, the Company had 26,464,471 shares of common stock, par value $1.00 per share (the "Common Stock"), outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting FOR the election of the persons nominated to the Board of Directors. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in the discretion of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself be sufficient to revoke a proxy.

     The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions do not constitute a vote "for" or "against" any matter and thus will not be counted as votes cast and will have no effect on the result of the vote.

     If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

     The Company will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of the Company will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

     The Company's Common Stock is traded on the New York Stock
Exchange, Inc. ("NYSE") under the symbol "O". On March 16, 1998, the last reported sale price for the Company's Common Stock on the NYSE was $26.00 per share.

     No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person.

                       ---------------------------

          The date of this Proxy Statement is March 31, 1998.

                              PROPOSAL 1
                         ELECTION OF DIRECTORS

General

     The Company's Board of Directors currently consists of seven directors divided into three classes, designated as Class I, Class II, and Class III. Each class is elected to a three-year term and the election of directors is staggered, so that only one class of directors is elected at each annual meeting of stockholders. The Class I directors' terms expire at the 1998 annual meeting of stockholders. As such, stockholders of record as of March 16, 1998 will be entitled to vote on the election of two Class I directors for three-year terms at the Annual Meeting.

Vote Required; Board Recommendation

     The two directors will be elected by a favorable vote of a plurality of the shares of stock represented and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of each of the two nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the proxies will be voted for another person or persons designated by the Company's Board of Directors. In no event will the proxies be voted for more than two nominees.

Director Nominees

     The following table sets forth certain information regarding the Director nominees both of whom are current directors of Realty Income:

                Name              Age        Title         Class

           Roger P. Kuppinger     57       Director         I
           Michael D. McKee       52       Director         I

     Roger P. Kuppinger has been a Director of the Company since August 1994 and is a self-employed investment banker and financial advisor and is an active investor in both private and public companies. Prior to March 1994, he was a Managing Director at the investment banking firm Sutro & Co. Inc. He graduated from Northwestern University, B.S. and M.B.A., and from LaSalle University in Chicago, LL.B. Prior to joining Sutro in 1969, he worked at First Interstate Bank, formerly named United California Bank (1964-1969).
He has served on over ten boards of directors for both public and private companies, and currently serves on the board of directors of BRE Properties, Inc. Mr. Kuppinger is chairman of the Audit Committee and is a member of the Compensation Committee, the Special Committee and the Corporate Governance Committee.

     Michael D. McKee has been a Director of the Company since August 1994, has been Executive Vice President of The Irvine Company since March 1994 and has served as Chief Financial Officer of The Irvine Company since January 1997. Prior thereto, he was a partner in the law firm of Latham & Watkins. He graduated from Azusa Pacific University, B.A., University of Southern California, M.A., and University of California at Los Angeles, J.D. His business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities. He is currently a member of the board of directors of The Irvine Company, Health Care Property Investors, Inc., Circus Circus Enterprises, Inc. and Irvine Apartment Communities, Inc. Mr. McKee is chairman of the Special Committee and is a member of the Compensation Committee, the Audit Committee and the Corporate Governance Committee.

Incumbent Directors

  Name                 Age      Title                            Class

Thomas A. Lewis        45   Vice Chairman of the Board            III
                               and Chief Executive Officer
Richard J. VanDerhoff  44   President and Chief Operating Officer III
William E. Clark       60   Chairman of the Board                 III
Donald R. Cameron      58   Director                               II
Willard H. Smith Jr.   61   Director                               II

     Thomas A. Lewis has been Chief Executive Officer of the Company since May 1997, the Vice Chairman of the Board of Directors and a Director of the Company since September 1993 and had been with R.I.C. Advisor, Inc. ("R.I.C. Advisor") from 1987 until the merger of R.I.C. Advisor with the Company on August 17, 1995 (the "Merger"). From September 1993 to May 1997, he served as Vice President, Capital Markets. Prior to joining R.I.C. Advisor, he served in various capacities, including Senior Vice President with Johnstown Capital, a real estate management and syndication company (1982-1987), an Investment Specialist with Sutro & Co., a member of the New York Stock Exchange (1979-1982), and was employed by the Procter & Gamble Company (1974-1979). He graduated from Chaminade University of Hawaii, B.A. Richard J. VanDerhoff has been President and Chief Operating Officer of Realty Income since November 1994 and a Director of the Company since July 1996 and had been with R.I.C. Advisor from 1987 until the Merger. From August 1994 to November 1994, he served as general counsel of the Company. Prior to 1987, he was employed as Vice President, General Counsel and Secretary of FNCO Corporation, an owner and operator of community newspaper companies located throughout the midwest United States (1984-1987) and was in private law practice specializing in real property and business law (1980-1984). He graduated from Jacksonville University, B.S., and the University of San Diego School of Law, J.D.

     William E. Clark has been the Chairman of the Board of Directors and a Director of the Company since September 1993 and served as Chief Executive Officer of the Company from September 1993 to May 1997. He was co-founder and had been a director and an officer of R.I.C. Advisor from 1969 until the Merger with Realty Income Corporation. He has been involved as a principal in commercial real estate acquisition, development, management and sales for over 30 years. His involvement includes land acquisition, tenant lease negotiations, construction and sales of prime commercial properties for regional and national fast-food restaurants, automotive and retail chain store operations throughout the United States. Mr. Clark is a member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

     Donald R. Cameron has been a Director of the Company since August 1994 and is a co-founder and President of Cameron, Murphy & Spangler, Inc., a securities broker-dealer firm located in Pasadena, California. He graduated from the University of Glasgow, Scotland, B.Sc. Prior to founding Cameron, Murphy & Spangler in 1975, he worked at the securities brokerage firm of Glore Forgan Staats, Inc. and its successors (1969-1975). He is currently a director of Ayr United Football and Athletic Club, Ltd. Mr. Cameron is chairman of the Compensation Committee and is a member of the Audit Committee, the Special Committee and the Corporate Governance Committee.

     Willard H. Smith Jr. has been a Director of the Company since July 1996 and was the Managing Director, Equity Capital Markets Division, of Merrill Lynch & Co. from 1983 until his retirement in 1996. Prior to joining Merrill Lynch in 1979, he was employed by F. Eberstadt & Co. (1971 - 1979). Mr. Smith also serves on the board of directors of five investment companies: Cohen & Steers Realty Shares; Cohen & Steers Realty Income Fund; Cohen & Steers Total Return Realty Fund; Cohen & Steers Special Equity Fund, Inc., and Cohen & Steers Equity Income Fund. Additionally, he is a member of the board of directors of Essex Property Trust and Highwoods Property Trust, two NYSE-listed REITs, and Willis Lease Finance Corporation, a NASDAQ-listed company. Mr. Smith is chairman of the Corporate Governance Committee and is a member of the Audit Committee, the Special Committee and the Compensation Committee.

Committees of the Board of Directors

     The Audit Committee of the Board of Directors is comprised of Messrs. Cameron, Clark, Kuppinger (chairman), McKee and Smith. The Audit Committee's principal responsibilities include recommending the selection of the Company's independent auditors to the Board of Directors, approving any special assignments given to the independent auditors and reviewing (i) the scope and results of the audit engagement with the independent auditors and management, including the accountant's letter of comments and management's responses thereto,
(ii) the independence of the independent auditors, (iii) the effectiveness and efficiency of the Company's internal accounting staff and (iv) any proposed significant accounting changes.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Cameron (chairman), Clark, Kuppinger, McKee and Smith. The Compensation Committee's principal responsibilities include establishing remuneration levels for officers of the Company, reviewing management organization and development, reviewing significant employee benefits programs and establishing and administering executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

     The Special Committee of the Board of Directors is comprised of Messrs. Cameron, Kuppinger, McKee (chairman) and Smith. The Special Committee was formed in August 1994 to explore the advisability of the combination of the Company and R.I.C. Advisor. On behalf of Realty Income, the Special Committee negotiated the terms of the Merger on behalf of Realty Income which was consummated on August 17, 1995. The Special Committee currently attends to certain post-closing items regarding the Merger.

     The Corporate Governance Committee of the Board of Directors was formed in November 1996 and is comprised of Messrs. Cameron, Clark, Kuppinger, McKee and Smith (chairman). The Corporate Governance Committee's principal purpose is to provide counsel to the Board of Directors with respect to (i) organization, membership and function of the Board of Directors, (ii) structure and membership of the committees of the Board of Directors and (iii) succession planning for the executive management of the Company.

     The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

Meetings and Attendance

     The Board of Directors met 12 times during the fiscal year ended December 31, 1997. The Audit Committee, Compensation Committee, Corporate Governance Committee, Pricing Committee and Special Committee met 2, 7, 5, 2, and 1 times in 1997, respectively. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

Compensation of the Company's Directors

     No officer of the Company receives or will receive any compensation for serving the Company as a member of the Board of Directors or any of its committees. Directors who are not officers of the Company receive an annual fee of $15,000 for serving on the Board of Directors and the Chairman of the Board of Directors receives an annual fee of $30,000. Such directors also receive fees of $1,000 for attending Board of Directors meetings in person ($1,500 for the chairman of the Board), $500 for attending Board of Directors committee meetings in person ($1,000 for the chairman of the committee), $500 for attending Board of Directors meetings by telephone ($750 for the chairman of the Board) and $250 for attending Board of Directors committee meetings by telephone ($500 for the chairman of the committee). The Company may also reimburse such directors for travel expenses incurred in connection with their activities on behalf of the Company. In addition, under the Company's stock incentive plan, upon his or her initial election to the Board of Directors and at each Annual Meeting of Shareholders thereafter, if the Director is still serving as a Director, each Director who is not an officer of the Company is automatically granted options to purchase 5,000 shares of Realty Income Common Stock at the then current market price. These options vest during the Director's continued service period on the first anniversary of the date of the grant. As of March 16, 1998, each of Messrs. Cameron, Kuppinger and McKee held options to purchase 10,000 shares of Realty Income Common Stock at an exercise price of $20.00 per share, of which options to purchase 7,500 shares of Realty Income Common Stock are currently exercisable. As of March 16, 1998, Mr. Smith held options to purchase 10,000 shares of Realty Income Common Stock at an exercise price of $21.625 per share, of which 2,500 are currently exercisable. As of March 16, 1998, each of Messrs. Cameron, Clark, Kuppinger, McKee and Smith held options to purchase 5,000 shares of Realty Income Corporation Common Stock at an exercise price of $25.375 per share, of which none are currently exercisable.

                        OFFICERS OF THE COMPANY

Name                   Title                                       Age
Thomas A. Lewis        Vice Chairman of the Board and               45
                         Chief Executive Officer
Richard J. VanDerhoff  Director and President and                   44
                         Chief Operating Officer
Gary M. Malino         Senior Vice President,                       40
                         Chief Financial Officer and Treasurer
Michael R. Pfeiffer    Senior Vice President, General Counsel       37
                         and Secretary
Richard G. Collins     Senior Vice President, Portfolio             49
                         Acquisitions
Mark G. Selman         Vice President, Portfolio Management         43
Teresa H. Miller       Vice President, Corporate Communications     46
                         and Investor Relations
Kim S. Kundrak         Vice President, Portfolio Acquisitions       41

     Biographical information with respect to Messrs. Lewis and VanDerhoff is set forth above under Incumbent Directors.

     Gary M. Malino has been Senior Vice President of the Company since August 1997, the Treasurer of the Company since August 1995, the Chief Financial Officer of the Company since August 1994 and had been with R.I.C. Advisor from 1985 until the Merger. He also held the position of Vice President of the Company from August 1995 to August 1997, when his title was changed to Senior Vice President. Prior to joining R.I.C. Advisor in 1985, he was a Certified Public Accountant with Kendall & Forman, an accountancy corporation (1981-
1985) and Assistant Controller with McMillin Development Company, a real estate development company (1979-1981). He graduated from San Diego State University, B.S.

     Michael R. Pfeiffer has been Senior Vice President of the Company since August 1997 and the General Counsel and Secretary of the Company since August 1995 and had been with R.I.C. Advisor from 1990 until the Merger. He also served as Vice President of the Company from August 1995 to August 1997, when his title was changed to Senior Vice President. Prior to joining R.I.C. Advisor he was in private practice specializing in real estate transactional law (1987-1990), and was employed as Associate Counsel with First American Title Insurance Company (1986-1987). He graduated from the University of Rhode Island, B.S., and the University of San Diego School of Law, J.D. He is a licensed attorney and member of the State Bar of California and the State Bar of Florida.

     Richard G. Collins has been Senior Vice President, Portfolio Acquisitions of the Company since August 1997 and had been with R.I.C. Advisor from 1990 until the Merger. He also served as Vice President, Portfolio Management of the Company from June 1997 to August 1997, when his title was changed to Senior Vice President, Portfolio Acquisitions. From August 1995 to June 1997, he served as Vice President, Portfolio Management of the Company. Prior to joining R.I.C. Advisor, he was involved as a principal in the acquisition and sale of land and commercial real estate and a general partner for land and commercial real estate partnerships (1979-1990) and a leasing and sales specialist in the Office Properties Division for Grubb & Ellis Commercial Real Estate Services (1974-1979). He graduated from San Diego State University, B.S.

     Mark G. Selman has been Vice President, Portfolio Management of the Company since August 1997. He also served as Director, Portfolio Management of the Company from April 1997 to August 1997. Prior to joining Realty Income, he was with the Real Estate Consulting Group of KPMG Peat Marwick LLP (1989-1997), was a Senior Manager at KPMG Peat Marwick LLP (1995-1997), was an investment advisor and registered representative for the investment firms of Wedbush, Noble, Cook (1983-
1986) and Kidder Peabody (1986-1988). He graduated from San Diego State University, B.S., B.A., and a Masters in Business Administration.

     Teresa H. Miller has been Vice President, Corporate
Communications and Investor Relations of the Company since

August 1997. She also served as Director, Corporate Communications and Investors Relations of the Company from June 1997 to August 1997. Prior to joining Realty Income, she was a Director of Corporation Communications for Mentus, Inc., an advertising and public relations firm (1992-1997), and was an investment advisor and registered representative for the investment firm of PaineWebber (1981-1984). She graduated from Pepperdine University, B.S.

     Kim S. Kundrak has been Vice President, Portfolio Acquisitions since November 1997. He also served as Associate Vice President, Senior Acquisitions Director from August 1997 to November 1997 and Senior Director, Portfolio Acquisitions from June 1996 to November 1997. Prior to joining Realty Income, he was with Burnham Pacific Properties holding various positions, including, Senior Vice President, Chief Financial Officer, and Vice President Asset Management (1987-1995), was a Senior Real Estate Manager for John Burnham & Co. (1985-1987), and was General Manager of a regional mall for the Hahn Company (1982-1985). He graduated from Point Loma College, B.A.


                         EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation awarded to, earned by or paid during the fiscal years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer and to the other four most highly compensated executive officers of the Company for the fiscal years ended December 31, 1997, 1996 and 1995 (the "Named Executive Officers").

                         Annual Compensation    Long-Term Compensation
                      ------------------------- ----------------------
                                                       Awards (3)
                                                 ---------------------
Name and                                          Options   Restricted
Principal Position    Year      Salary    Bonus     (#)      Stock (4)
--------------------  ------   --------   -----   -------    ---------
Thomas A. Lewis (2)
Vice Chairman of the   1997    $ 231,917    --     63,800        3,400
  Board and Chief      1996    $ 200,000    --     14,900        1,400
  Executive Officer   1995(1)  $  79,167    --      4,800          500

William E. Clark (2)
Chairman of the        1997    $ 36,944     --      --(6)           --
  Board and Chief      1996    $250,000     --     23,600        2,200
  Executive Officer   1995(1)  $ 98,958     --      8,800          900



(continued on next page)

(continued)              Annual Compensation    Long-Term Compensation
                      ------------------------- ----------------------
                                                       Awards (3)
                                                 ---------------------
Name and                                          Options   Restricted
Principal Position    Year      Salary    Bonus     (#)      Stock (4)
--------------------  ------   --------   -----   -------    ---------
Richard J. VanDerhoff
President, Chief       1997    $225,000     --     62,000        3,300
  Operating Officer    1996    $225,000     --     17,000        1,600
                      1995(1)  $ 89,063     --      6,300          600

Gary M. Malino
Senior Vice President, 1997    $175,000     --     37,600        2,000
  Chief Financial      1996    $175,000     --     11,400        1,100
                      1995(1)  $ 69,271     --      4,200          400

Michael R. Pfeiffer
Senior Vice President, 1997    $145,000     --     31,200        1,700
  General Counsel,     1996    $137,500     --      6,800          700
  Secretary           1995(1)  $ 54,427     --      2,200          200

Richard G. Collins
Senior Vice President, 1997    $137,945     --     29,500        1,600
  Portfolio            1996    $115,000     --      5,000          500
  Acquisitions        1995(1)  $ 45,521     --      1,900          200


 (table continued)                Long-Term Compensation
                                  -----------------------
                                              All Other
Name and                           LTIP      Compensation
Principal Position    Year        Payouts        (5)
--------------------  ------      -------    ------------
Thomas A. Lewis (2)
Vice Chairman of the   1997           --          $4,750
Board and Chief        1996           --          $4,750
Executive Officer     1995(1)         --              --

William E. Clark (2)
Chairman of the Board  1997           --          $1,125
  and Chief Executive  1996           --          $4,750
  Officer             1995(1)         --              --

Richard J. VanDerhoff
President, Chief       1997           --          $4,750
  Operating Officer    1996           --          $4,750
                      1995(1)         --              --



(continued on next page)

 (table continued)                Long-Term Compensation
                                  -----------------------
                                              All Other
Name and                           LTIP      Compensation
Principal Position    Year        Payouts        (5)
--------------------  ------      -------    ------------
Gary M. Malino
Senior Vice President, 1997           --          $4,750
  Chief Financial      1996           --          $4,750
  Officer, Treasurer  1995(1)         --              --

Michael R. Pfeiffer
Senior Vice President, 1997           --          $4,397
  General Counsel,     1996           --          $4,125
  Secretary           1995(1)         --              --

Richard G. Collins
Senior Vice President, 1997          --           $  750
  Portfolio            1996          --           $1,198
  Acquisitions        1995(1)        --               --

 (1) Prior to August 17, 1995, no executive officer of the Company, including the Chief Executive Officer, received any compensation from the Company, but rather received compensation from R.I.C. Advisor for services as an employee and officer of R.I.C. Advisor. Subsequent to the merger of R.I.C. Advisor with the Company, all officers and employees of the Company were compensated directly by the Company. In connection with the merger of R.I.C. Advisor and the Company, Messrs. Clark, Lewis, VanDerhoff, and Malino received Common Stock of the Company. Salary figures are for the period from August 17, 1995 through December 31, 1995 and are presented on annualized salaries of $250,000; $225,000; $200,000; $175,000; $137,500 and $115,000,
     for each of Messrs. Clark, VanDerhoff, Lewis, Malino, Pfeiffer, and Collins respectively.

(2)  William E. Clark served as Chief Executive Officer until
     May 12, 1997.  Thomas A. Lewis has served as Chief Executive
     Officer since May 13, 1997.

(3) The options and restricted stock shown as compensation for 1997 were granted on January 1, 1998. The options and restricted stock shown as compensation for 1996 were granted on January 1, 1997. The options and restricted stock shown as compensation for 1995 were granted on November 17, 1996. The Company grants options and restricted stock from time to time to executive officers based on performance during a fiscal year and, since such performance often cannot be measured until after the end of a fiscal year, the option and restricted stock grant may be made in the subsequent fiscal year.

(4) Restricted Stock is awarded pursuant to the Company's management incentive plan. All awards granted under the management incentive plan are made in accordance with the provisions of the Company's stock incentive plan. Restricted Stock vests over three years. Restricted Stock is eligible to receive distributions from the date of grant.

(5) Represents the amount the Company contributes pursuant to a 401(k) retirement plan. Under the terms of this plan, the Company matches 50% of the employee's contribution to the plan, up to 6% of the employee's salary. Employees may contribute up to 15% of their salary, capped at $9,500, with the maximum amount of the Company's contribution being $4,750.

(6)  Excludes options to purchase 5,000 shares of Realty Income's
     Common Stock granted to Mr. Clark as an outside director which were granted to him after his term as Chief Executive Officer.

Option Grants in Last Fiscal Year

The following table provides information on options granted to the Named Executive Officers on January 1, 1997 (as compensation for performance in 1996) and on January 1, 1998 (as compensation for performance in 1997).

                              Individual Grants
----------------------------------------------------------------------
                                        % of Total
                            Number of    Options
                              Shares    Granted to
                      Year  Underlying   Employees   Exercise  Expir-
                       of   Options     in Fiscal    Price     ation
Name                 Award  Granted(1)   Year (5)   Per Share   Date
-------------------  -----  ----------  ----------  ---------   ------
Thomas A. Lewis       1996    14,900      16.2%      $24.00   12/31/06
                      1997    63,800      22.8%      $25.438  12/31/07

William E. Clark      1996    23,600      25.7%      $24.00   08/12/97
  (3) (4)
Richard J. VanDerhoff 1996    17,000      18.5%      $24.00   12/31/06
                      1997    62,000      22.1%      $25.438  12/31/07

Gary M. Malino        1996    11,400      12.4%      $24.00   12/31/06
                      1997    37,600      13.4%      $25.438  12/31/07

Michael R. Pfeiffer   1996     6,800       7.4%      $24.00   12/31/06
                      1997    31,200      11.1%      $25.438  12/31/07

Richard G. Collins    1996     5,000       5.5%      $24.00   12/31/06
                      1997    29,500      10.5%      $25.438  12/31/07

(continued on next page)

 (continued)                          Potential Realizable Value at
                                      Assumed Annual Rates of Stock
                                         Price Appreciation for
                      Year                  Option Term(2)
                       of            -------------------------------
Name                 Award                  5%               10%
-------------------  -----            -------------    --------------
Thomas A. Lewis       1996              $  224,893       $  569,922
                      1997              $1,020,641       $2,586,505

William E. Clark      1996              $  356,206       $  902,696
  (3) (4)
Richard J. VanDerhoff 1996              $  256,589       $  650,247
                      1997              $  991,845       $2,513,531

Gary M. Malino        1996              $  172,066       $  436,048
                      1997              $  601,506       $1,524,335

Michael R. Pfeiffer   1996              $  102,636       $  260,099
                      1997              $  499,122       $1,264,874

Richard G. Collins    1996              $   75,467       $  191,249
                      1997              $  471,926       $1,195,954

(1)  Includes options of 63,800, 62,000, 37,600, 31,200 and 29,500, which were granted on January 1, 1998 to Messrs. Lewis, VanDerhoff, Malino, Pfeiffer and Collins, respectively, as compensation for performance during 1997, in addition to options of 14,900, 23,600, 17,000, 11,400, 6,800 and 5,000, which were granted on January 1, 1997 to Messrs. Lewis, Clark, VanDerhoff, Malino, Pfeiffer and Collins, respectively, as compensation for performance during 1996. See "Executive Compensation -- Summary Compensation Table." All such options vest ratably over three years. Under the terms of the Company's stock incentive plan, the Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The option exercise price is equal to the fair market value of the shares on the date of grant.

(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that these appreciation rates will be achieved.

(3)  Excludes options to purchase 5,000 shares of Realty Income's
     Common Stock granted to Mr. Clark as an outside director which were granted to him after his term as Chief Executive Officer.

(4) Options granted to Mr. Clark expired in August 1997, except for 2,622 options which were exercised.

(5) Percentages shown for 1996 and 1997 represent the percentage of total options granted to employees as compensation for performance in 1996 and 1997 which were granted on January 1, 1997 and January 1, 1998, respectively.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The following table provides information related to the exercise of stock options during the year ended December 31, 1997 by each of the Named Executive Officers and the 1997 fiscal year-end value of unexercised options.

                                                          Value of
                                                         Unexercised
                                       Number of         In-the-Money
                       Shares         Unexercised         Options at
                       Acquir-          Options            FY- End
                       ed on   Value    at FY-End       Exerciseable\
                       Exer-   Real-  Exercisable/     Unexerciseable
Name                    cise   ized   Unexerciseable       (1) (3)
---------------------  ------  -----  --------------   ---------------
Thomas A. Lewis          --      --   1,600 / 19,700   $3,692 / 32,495
William E. Clark (2)     --      --       0 /      0       $0 /      0
Richard J. VanDerhoff    --      --   2,100 / 23,300   $4,846 / 38,975
Gary M. Malino           --     --    1,400 / 15,600   $3,231 / 26,079
Michael R. Pfeiffer      --     --      733 /  9,000   $1,691 / 14,852
Richard G. Collins       --     --      633 /  6,900   $1,461 / 11,572

(1) Market value of underlying Common Stock on date of fiscal year-end minus the exercise price. The share price as of December 31, 1997 was $25.4375.

(2)  Excludes options to purchase 5,000 shares of Realty Income's
     Common Stock granted to Mr. Clark as an outside director which were granted to him after his term as Chief Executive Officer.

(3) Excludes options granted on January 1, 1998 as compensation for 1997 (See "Executive Compensation-Summary Compensation Table").

Employment Agreements

     Each of Messrs. Lewis, VanDerhoff, Malino, Pfeiffer and Collins have entered into employment agreements with the Company pursuant to which each employee receives a base salary of $250,000, $225,000, $175,000, $145,000, and $145,000, respectively, and the right to receive severance compensation upon the occurrence of certain events as specified in the agreements. The term of each employment agreement is indefinite. The employee may terminate the agreement at any time upon two weeks' written notice to the Company. The Company may terminate the agreement without cause at any time upon written notice to the employee. The employment agreements provide that upon termination by the Company, including termination resulting from a change in control of the Company, the employee will be entitled to receive monthly severance payments in an amount equal to the employee's base salary, payable in monthly installments. Each of Messrs. Lewis, VanDerhoff, Malino, and Pfeiffer is entitled to receive severance payments for 12 months following termination, and Mr. Collins is entitled to receive severance payments for six months following termination. The amount of severance compensation is increased by 50% in the event of a termination resulting from a change in control of the Company. Mr. Clark received no severance compensation upon his retirement in 1997 as Chief Executive Officer.

     The employment agreements provide that the employee must devote his full time, attention and energy to the business of the Company and may not engage in any other business activity which would interfere with the performance of his duties or be competitive with the Company, unless specifically permitted by the Board. This restriction does not prevent the employee from making passive investments in a business not in competition with the Company, so long as the investment does not require the employee's services in a manner that would impair the performance of his duties under the employment agreement.


        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is comprised of five independent non-employee directors, is responsible for, among other things, establishing remuneration levels for officers of the Company and establishing and administering executive compensation programs.

     The compensation policies of the Company have been structured to link the compensation of the executive officers of the Company with enhanced stockholder value. Through the establishment of short- and long-term incentive plans, the Company seeks to align the financial interests of the executive officers with those of its stockholders.

Executive Compensation Philosophy

     In designing its compensation programs, the Company has followed its belief that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. In doing so, the compensation programs reflect the following themes:

          A compensation program that stresses the Company's financial performance and the executive officers' individual performance.

          A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation that is reflective of current market practices and comparable executive rates and is dependent upon the level of success in meeting specified Company and individual performance goals.

          An annual incentive plan that supports a performance-oriented environment and which generates a portion of compensation based on the achievement of specific performance goals, with superior performance resulting in total annual compensation above competitive levels.

          A long-term incentive plan that is designed to reward executive officers for long-term strategic management of the Company and the enhancement of stockholder value.

     The Compensation Committee will review and determine the compensation of the executive officers of the Company with this philosophy on compensation as its basis.

Executive Compensation Components

     The Company's executive compensation is based on two components, each of which is intended to serve the overall compensation philosophy.

     Base Salary. Base salary is set at a level competitive with amounts paid to executive officers of comparable companies with similar business structure, size and marketplace orientation. In determining appropriate salary levels, the Compensation Committee considers the individual's scope of responsibility, experience and performance. In addition, the Compensation Committee reviews competitive market and industry data compiled by independent compensation consultants. The data provided compares the Company's compensation practices to a group of comparable companies which tend to have similar business structure, size and marketplace orientation.

     Salaries for executive officers are reviewed by the Compensation Committee on an annual basis. Increases to base salaries will be driven primarily by individual performance. Base salaries allow executives to be rewarded for individual performance based on the Company's evaluation process which encourages the development of executives and sustained levels of contribution to the Company. Base salaries also offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team.

     Executive Incentive Compensation. The Company has adopted a Management Incentive Plan which is linked to the long term performance of the Company. Executive officers are eligible to receive annual grants of incentive stock options and restricted stock based upon the achievement by the executive officers of annual financial criteria stated in terms of target and maximum goals as determined by the Compensation Committee at the beginning of the fiscal year and the following three factors: (a) growth in the Company's funds from operations ("FFO"), which is a common statistical benchmark in the real estate investment trust ("REIT") industry, (b) the Company's performance compared to a peer group of comparable companies, and (c) the executive's individual performance. In keeping with the Company's commitment to provide a total compensation package which emphasizes at-risk components of compensation, awards granted under the plan are intended to retain and motivate executive officers to improve long-term stock market performance.

     Chief Executive Officer Compensation. In 1997, William E. Clark, the Company's Chairman and Chief Executive Officer, received an annualized base compensation of $100,000. In accordance with the terms of the Management Incentive Plan, the Compensation Committee established an FFO performance target at the beginning of the 1997 fiscal year. On May 13, 1997, Thomas A. Lewis became the Company's Chief Executive Officer and received base compensation of $250,000. Mr. Lewis' award under the Management Incentive Plan was attributable 75% to FFO performance and 25% to total shareholder return as compared
to the Company's peer group.    The restricted stock and the stock
options vest one-third each year.

     Rule 162(m). The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the new law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made. The Compensation Committee has designed the Company's compensation to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

          Donald R. Cameron, Chairman
          William E. Clark
          Roger P. Kuppinger
          Michael D. McKee
          Willard H. Smith Jr.

Date:  March 31, 1998

     The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

                        STOCK PERFORMANCE GRAPH

     As a part of the rules concerning executive compensation disclosure, Realty Income is obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on Realty Income Common Stock over a five-year period. However, since Realty Income Common Stock has been publicly traded only since October 18, 1994, such information is provided from this date through December 31, 1997.

     The chart below compares the performance of Realty Income Common Stock with the performance of an index including all securities for U.S. companies listed on Standard & Poor's 500 Total Return Index (the "S&P 500 Total Return Index") and of a peer group of companies, measuring the changes in common stock prices from October 18, 1994 through December 31, 1997. The chart assumes an investment of $100 on October 18, 1994, and as required by the Commission, all values shown assume the reinvestment of all distributions, if any, and, in the case of the peer group, are weighted to reflect the market capitalization of the component companies. The peer group consists of Franchise Finance Corporation of America, Lexington Corporate Properties, Inc., Commercial Net Lease Realty and Tri-Net Corporate Realty Trust.

                       TOTAL RETURN PERFORMANCE
                                [GRAPH]

                                    Period Ending
                 ----------------------------------------------------
Index            10/18/94   12/31/94   06/30/95   12/31/95   6/30/96
-------------    --------   --------   --------   --------   -------
Realty Income
  Corporation      100.00     110.02     142.36     159.69     152.86
S&P 500            100.00      98.83     118.80     135.96     149.68
Realty Income
  Corporation
  Peer Group       100.00     102.73     124.58     134.78     141.75

 (continued)               Period Ending
                 --------------------------------
Index            12/31/96    06/30/97    12/31/97
-------------    --------    --------    --------
Realty Income
  Corporation      183.27      209.22      210.21
S&P 500            167.05      201.47      222.79
Realty Income
  Corporation
  Peer Group       175.38      177.26      197.71
                                                         Page 18

                COMPLIANCE WITH FEDERAL SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of Realty Income Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of Forms 3, 4, and 5, and the amendments thereto, received by the Company for the year ended December 31, 1997, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the period ended
December 31, 1997, all filings requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock, except that a Form 5 was not timely filed for Ms. Miller in connection with the purchase by her of 100 shares of Common Stock on the open market in December 1997.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 16, 1998 certain information with respect to the beneficial ownership of shares of Realty Income Common Stock by (i) each director and Named Executive Officer and (ii) all directors and executive officers of the Company as a group. The Company does not know of any person who beneficially owns 5% or more of the outstanding shares of Realty Income Common Stock. Except as otherwise noted, the Company believes that the beneficial owners of shares of Realty Income Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                               Shares of Realty Income
                                                    Common Stock
                                                  Beneficially Owned
                                               -----------------------
Name                                            Number         Percent
-------------------------                      -------         -------
William E. Clark (1)                           538,911            2.0%
Richard J. VanDerhoff (2)                       93,645              *
Thomas A. Lewis (3)                             91,520              *
Gary M. Malino (4)                              73,269              *
Donald R. Cameron (5)(6)                        18,028              *
Michael D. McKee (6)                             9,500              *
Roger P. Kuppinger (6)(7)                        8,450              *
Michael R. Pfeiffer (8)                          6,433              *

(continued on next page)

(continued)                                    Shares of Realty Income
                                                    Common Stock
                                                  Beneficially Owned
                                               -----------------------
Name                                            Number         Percent
-------------------------                      -------         -------
Willard H. Smith Jr. (9)                         3,500              *
Teresa H. Miller                                   200              *
Richard G. Collins                               1,999              *
Kim S. Kundrak                                     100              *
Mark G. Selman                                     100              *
All directors and executive officers of the
  Company, as a group (13 persons)(10)         845,655            3.2%
----------------------
*Less than one percent

(1) Mr. Clark's total includes 538,033 shares owned of record by The William E. Clark, Jr. and Evelyn J. Clark Family Trust (the "Clark Family Trust"), of which he is a trustee and 449 shares owned of record by his wife. Mr. Clark disclaims beneficial ownership of the shares owned of record by his wife.

(2) Mr. VanDerhoff's total includes 2,440 shares owned of record by his wife 2,100 shares subject to options that became exercisable on January 1, 1997 and 7,767 shares subject to options that became exercisable on January 1, 1998.

(3) Mr. Lewis' total includes 1,600 shares subject to options that became exercisable on January 1, 1997 and 6,567 shares subject to options that became exercisable on January 1, 1998.

(4) Mr. Malino's total includes 206 shares owned of record by his wife, as to which he disclaims beneficial ownership, and 1,043 shares owned of record jointly with his wife, as to which he shares voting and disposition power with his wife. Mr. Malino's total includes 1,400 shares subject to options that became exercisable on January 1, 1997 and 5,200 shares that became exercisable on January 1, 1998.

(5) Mr. Cameron's total includes 9,400 shares owned of record by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust dated April 1, 1984, of which he is the trustee. Of the 9,400 shares, 9,000 shares are in the account of Mr. Cameron, 200 shares in the account of Lachlan Cameron, and 200 shares in the account of Elsie Bergquist. Mr. Cameron's total also includes 142 shares owned of record by his wife, and 749 shares owned of record by his son, Donald Cameron. Mr. Cameron disclaims beneficial ownership of the 142 shares owned by his wife, 749 shares owned by his son and the 400 shares owned by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust in the accounts of Lachlan Cameron and Elsie Bergquist.

(6) For each of Messrs. Cameron, McKee and Kuppinger the total includes 7,500 shares subject to options, 2,500 that became exercisable on each of August 24, 1995, August 24, 1996 and
     August 24, 1997.

(7) Mr. Kuppinger's total includes 950 shares owned of record jointly with his wife, as to which he shares voting and disposition power with his wife.

(8) Mr. Pfeiffer's total includes 733 shares subject to options that became exercisable on January 1, 1997 and 3,001 shares subject to options that became exercisable on January 1, 1998.

(9) Mr. Smith's total includes 2,500 shares subject to options that became exercisable on August 19, 1997.

(10)  See notes (1) through (9).


                               AUDITORS

     Subject to its discretion to appoint alternative auditors if it deems such action appropriate, the Board of Directors has retained KPMG Peat Marwick LLP as the Company's auditors for the current fiscal year. The Board of Directors has been advised that KPMG Peat Marwick LLP is independent with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.


             STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The Bylaws of the Corporation provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, notice generally must be given to the Secretary of the Corporation no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Corporation may not insist upon compliance with these requirements should not be construed as a waiver by the Corporation of its rights to do so at any time in the future.


                        YOUR PROXY IS IMPORTANT
                  WHETHER YOU OWN FEW OR MANY SHARES

       Please date, sign and mail the enclosed Proxy Card today.

                       REALTY INCOME CORPORATION
              ANNUAL MEETING OF STOCKHOLDERS-MAY 5, 1998

                                               Please mark your  [ X ]
                                              votes as indicated
                                               in this example

     YOUR VOTE IS IMPORTANT TO THE COMPANY WHETHER YOU OWN FEW OR MANY SHARES! Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

     The undersigned stockholder of Realty Income Corporation, a Maryland corporation (the "Company"), hereby appoints Richard J. VanDerhoff and Michael R. Pfeiffer, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held on May 5, 1998 at 9:00 a.m. Local Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the following proposals:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Proposal 1.- Election of Directors

   The Board of Directors recommends a vote FOR Election of Directors.

Nominees:

 FOR all nominees       WITHHOLD AUTHORITY to vote
 listed below           for all nominees listed below     * EXCEPTIONS

[   ]                    [   ]                            [   ]

Nominees:  Roger P. Kuppinger and Michael D. McKee

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below)


* Exceptions ______________________________________________________

Proposal 2.- In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


Please date this proxy and sign it exactly as your name or names appear below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.


Dated: _________________, 1998



Signature(s) _________________________________________________________

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.









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